AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, as amended and restated on February 28, 2023 (the “Agreement”), is between The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a “Company”) on behalf of each Company’s series (each a “Fund” and collectively, the “Funds”) and Hartford Funds Management Company, LLC (the “HFMC”).

WHEREAS, the Board of Directors of each Company (collectively, the “Board”) has appointed HFMC as the investment manager of each of the Funds; and

WHEREAS, each Company and the Adviser desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Company and the Adviser hereby agree as follows:

1.

For the period effective March 1, 2023, through February 29, 2024, the Adviser hereby agrees to reimburse Fund expenses to the extent necessary to limit the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 4, to not exceed the specified amount for the class of shares of each Fund listed on Schedule A.

2.

Effective March 1, 2023, the Adviser hereby agrees to reimburse Fund expenses to the extent necessary to limit the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 4, to not exceed the specified amount for the class of shares of each Fund listed on Schedule B. The expense limitation arrangements under this Section 2 shall remain in place for a period of not less than one-year ending on February 29, 2024, and shall continue in effect after that date for subsequent one-year periods ending on March 1 of each year unless and until such time as the Board and the Adviser mutually agree in writing to terminate or modify the terms of this Section 2.

3.

The Adviser hereby agrees to reimburse Fund expenses to the extent necessary to ensure that the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 4, to not exceed the specified amount for the class of shares of each Fund listed on Schedule C. The expense limitation arrangements under this Section 3 are currently in effect and shall continue until (and including) February 29, 2024.

4.	For purposes of this Agreement, the term “Excluded Expenses” shall mean as follows:

(a)

For all Funds other than Hartford AARP Balanced Retirement Fund and The Hartford Conservative Allocation Fund: taxes; interest expenses; brokerage commissions; acquired fund fees and expenses; extraordinary expenses.

(b)

For Hartford AARP Balanced Retirement Fund: taxes; interest expenses; brokerage commissions; acquired fund fees and expenses for investments in investment companies for which HFMC (or any of its affiliates) does not serve as investment manager; and extraordinary expenses.

(c)	For The Hartford Conservative Allocation Fund: taxes; interest expenses; brokerage commissions; and extraordinary expenses.

5.	Any reimbursements to a Fund by the Adviser, as required under the terms of this Agreement, are not subject to recoupment by the Adviser.

6.

For the avoidance of doubt, this Agreement intentionally omits references to any class of shares of a Fund that may be authorized but not currently offered by that Fund, including (by way of example and not limitation), Class R6 shares or Class T shares.

7.

The Adviser understands and intends that the Funds will rely on this Agreement: (a) in preparing and filing amendments to the Company’s registration statements on Form N-1A with the Securities and Exchange Commission; (b) in accruing each Fund’s expenses for purposes of calculating its net asset value per share; and (c) reflecting a Fund’s net operating expenses in the Fund’s financial statements and other documents.

8.

This Agreement supersedes that certain Amended and Restated Expense Limitation Agreement, dated February 28, 2022, including any amendments thereto, and any similar previous agreement between the parties. This Agreement may be amended or modified by mutual written consent of the Adviser and the Board.

9.	This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

By: /s/ Thomas R. Phillips
Name: Thomas R. Phillips
Title: Secretary and Vice President

THE HARTFORD MUTUAL FUNDS II, INC.

By: /s/ Thomas R. Phillips
Name: Thomas R. Phillips
Title: Secretary and Vice President

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By: /s/ Gregory A. Frost
Name: Gregory A, Frost
Title: Chief Financial Officer

Document Revision History:

Amended and Restated on:	February 28, 2023 (as approved by the Board on February 16, 2023)
Previously Amended on:	February 28, 2022 (as approved by the Board on February 10, 2022)
February 28, 2021 (as ratified and approved by the Board on February 11, 2021)
February 28, 2020 (as approved by the Board on February 5, 2020)

SCHEDULE A

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)

Hartford AARP Balanced Retirement Fund	Class A: 0.96% Class C: 1.71% Class I: 0.66% Class Y: 0.55% Class F: 0.45% Class R3: 1.18% Class R4: 0.88% Class R5: 0.55% Class R6 0.45%

Hartford Climate Opportunities Fund	Class A: 1.19% Class C: 1.94% Class I: 0.89% Class Y: 0.79% Class F: 0.69% Class R3: 1.41% Class R4: 1.11% Class R5: 0.81% Class R6: 0.69%

The Hartford Conservative Allocation Fund	Class A: 1.19% Class C: 1.94% Class I: 0.94% Class F: 0.84% Class R3: 1.44% Class R4: 1.14% Class R5: 0.84%

Hartford Emerging Markets Equity Fund	Class A: 1.45% Class C: 2.20% Class I: 1.20% Class Y: 1.10% Class F: 0.98% Class R3: 1.70% Class R4: 1.45% Class R5: 1.15% Class R6 0.98%

The Hartford Emerging Markets Local Debt Fund	Class A: 1.18% Class C: 1.93% Class I: 0.93% Class Y: 0.88% Class F: 0.83% Class R3: 1.48% Class R4: 1.18% Class R5: 0.88%

The Hartford Floating Rate High Income Fund	Class A: 1.05%

SCHEDULE A

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Class C: 1.80% Class I: 0.80% Class Y: 0.78% Class F: 0.75% Class R3: 1.35% Class R4: 1.05% Class R5: 0.75%

Hartford Global Impact Fund	Class A: 1.19% Class C: 1.94% Class I: 0.89% Class Y: 0.79% Class F: 0.69% Class R3: 1.41% Class R4: 1.11% Class R5: 0.81% Class R6: 0.69%

Hartford Real Asset Fund	Class A: 1.25% Class C: 2.00% Class I: 1.00% Class Y: 0.90% Class F: 0.90% Class R3: 1.50% Class R4: 1.20% Class R5: 0.95% Class R6: 0.90%

The Hartford High Yield Fund	Class A: 0.95% Class C: 1.75% Class I: 0.69% Class Y: 0.66% Class F: 0.55% Class R3: 1.27% Class R4: 0.97% Class R5: 0.67% Class R6: 0.55%

The Hartford International Growth Fund	Class A: 1.30% Class C: 2.05% Class I: 0.98% Class Y: 0.95% Class F: 0.85% Class R3: 1.57% Class R4: 1.27% Class R5: 1.00% Class R6: 0.85%

Hartford Sustainable Municipal Bond Fund	Class A: 0.69% Class C: 1.44%

SCHEDULE A

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Class I: 0.46% Class F: 0.39%
Hartford Municipal Short Duration Fund	Class A: 0.69% Class C: 1.44% Class I: 0.46% Class F: 0.39%

Hartford Quality Value Fund	Class A: 0.96% Class C: 1.71% Class I: 0.66% Class Y: 0.57% Class F: 0.46% Class R3: 1.18% Class R4: 0.88% Class R5: 0.63% Class R6: 0.46%

Hartford Small Cap Value Fund	Class A: 1.30% Class C: 2.05% Class I: 1.00% Class Y: 0.85% Class F: 0.80% Class R3: 1.50% Class R4: 1.20% Class R5: 0.90% Class R6: 0.80%

Hartford Schroders China A Fund	Class A: 1.45% Class C: 2.25% Class I: 1.15% Class Y: 1.11% Class F: 0.99% Class SDR: 0.99%

Hartford Schroders Diversified Emerging Markets Fund	Class A: 1.34% Class C: 2.14% Class I: 1.04% Class Y: 0.99% Class F: 0.89% Class R3: 1.59% Class R4: 1.29% Class R5: 0.99% Class SDR: 0.89%
Hartford Schroders Emerging Markets Multi-Sector Bond Fund	Class A: 1.15% Class C: 1.90% Class I: 0.90% Class Y: 0.85% Class F: 0.75%

SCHEDULE A

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)

Class R3: 1.45% Class R4: 1.15% Class R5: 0.85% Class SDR: 0.75%

Hartford Schroders Tax-Aware Bond Fund	Class A: 0.71% Class C: 1.59% Class I: 0.49% Class Y: 0.56% Class F: 0.46% Class SDR: 0.46%

Hartford Schroders US Small Cap Opportunities Fund	Class A: 1.35% Class C: 2.10% Class I: 1.10% Class Y: 1.05% Class F: 0.95% Class R3: 1.65% Class R4: 1.35% Class R5: 1.05% Class SDR: 0.95%

Hartford Schroders Sustainable Core Bond Fund	Class I: 0.51% Class Y: 0.40% Class F: 0.36% Class R3: 1.06% Class R4: 0.76% Class R5: 0.46% Class SDR 0.32%

SCHEDULE B

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
The Hartford Floating Rate Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%

The Hartford Inflation Plus Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%

The Hartford Short Duration Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75%

The Hartford Total Return Bond Fund	Class A: 1.00% Class C: 1.75% Class I: 0.75% Class Y: 0.75% Class R3: 1.25% Class R4: 1.00% Class R5: 0.85%

SCHEDULE C

Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)

Hartford Schroders International Contrarian Value Fund	Class A: 1.15% Class C: 1.95% Class I: 0.85% Class R5: 0.80% Class Y: 0.80% Class F: 0.70% Class SDR: 0.70%

Hartford Schroders Sustainable International Core Fund	Class A: 1.15% Class C: 1.95% Class I: 0.85% Class R5: 0.80% Class Y: 0.80% Class F: 0.70% Class SDR: 0.70%

Hartford Dynamic Bond Fund	Class A: 1.10% Class C: 1.90% Class I: 0.80% Class R5: 0.75% Class R6: 0.65% Class Y: 0.75% Class F: 0.65%